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                                                                    Exhibit 24.2

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints, jointly and severally, Gerald T. Proehl and Debra P. Crawford his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to the Registration Statement on Form S-8 (SEC File No. 333-114134) (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

/s/ Daniel D. Burgess                          Director          August 13, 2004
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Daniel D. Burgess